Exhibit 99.1

BROOKS AUTOMATION ANNOUNCES AGREEMENT TO SELL ITS SEMICONDUCTOR SOLUTIONS GROUP BUSINESS TO THOMAS H. LEE PARTNERS

Thomas H. Lee Partners to acquire the automation business for $3 billion in cash

Transaction proceeds will be used to accelerate growth of life sciences business

CHELMSFORD, Mass., September 20, 2021 (PRNEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS) today announced that it has entered into a definitive agreement to sell its Semiconductor Solutions Group business (or “automation business”) to Thomas H. Lee Partners, L.P. (“THL”) for $3.0 billion in cash. The automation business reported approximately $613 million in revenue in the last twelve months ended June 30, 2021. The purchase price is subject to adjustments for working capital and other items. Brooks anticipates closing of the transaction in the first half of calendar year 2022 upon satisfaction of customary closing conditions and regulatory approvals.

Brooks’ automation business is a leading provider of high precision, high throughput vacuum robots and systems as well as contamination control solutions to the global semiconductor capital equipment industry. Recently, the business expanded into collaborative robotics for multi-market applications.

“We are proud of the highly innovative automation business that we have built, which has seen great success in the semiconductor industry. We look forward to its continued growth under THL’s ownership” stated Steve Schwartz, President and CEO of Brooks. “We are equally proud of the strength and growth of our life sciences business and excited by the significant proceeds from this transaction which will afford strategic investments in a market where we see tremendous opportunity.”

“Over the past 40 years, Brooks has built an impressive portfolio of automated solutions to address some of the most difficult engineering challenges facing the semiconductor capital equipment industry,” stated Michael Kaczmarek, Managing Director, THL. “We are excited to support the business in its next leg of growth in semiconductor and beyond.”

Jim Carlisle, Managing Director and Head of THL’s Automation Fund, said: “THL remains focused on investing behind automation leaders, as underscored by the establishment of our Automation Fund in 2020, and working with management to accelerate growth. We welcome the Brooks semiconductor and multi-market collaborative automation team into our family of dynamic and innovative automation solution providers, and we look forward to partnering with the talented team from Brooks Automation to unlock new growth opportunities.”

As a result of the pending sale to THL, Brooks will no longer pursue a separation into two independent and publicly traded companies as announced in May 2021. Following completion of the sale, expected in first half of 2022, the semiconductor automation business will transition to the ownership of THL along with the Brooks Automation name and brand. The remaining life sciences business will then operate as a standalone publicly traded life sciences company, under a new name to be announced in the near future. Management will host an investor day to discuss the life sciences business on November 16, 2021.

In connection with the transaction, Evercore acted as the exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as legal counsel to Brooks Automation.

Management will host a conference call this morning at 8:30 a.m. Eastern Time, Monday, September 20th, 2021 to discuss the transaction and to host a question and answer session. To participate in the conference call, please dial 800-582-1443 for domestic callers and +1-212-231-2926 for international callers.

The call will be webcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at https://brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay.

About Brooks Automation

Brooks (Nasdaq: BRKS) operates two global, market-leading businesses, Life Sciences and Semiconductor Solutions, each with its own distinct area of focus and expertise. The Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. With over 40 years as a partner to the semiconductor manufacturing industry, Brooks’ Semiconductor Solutions business provides industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world's leading semiconductor chip makers and equipment manufacturers as well as collaborative robotics and automation capabilities for multi-market applications. Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, please visit www.brooks.com.

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. (“THL”) is a premier private equity firm investing in middle market growth companies exclusively in three sectors: Financial Services, Healthcare and Technology & Business Solutions. THL couples deep sector expertise with dedicated internal operating resources to transform and build great companies of lasting value in partnership with management. The Firm’s domain expertise and resources help to build great companies with an aim to accelerate growth, improve operations and drive long-term sustainable value. Since 1974, THL has raised more than $30 billion of equity capital, invested in over 160 companies and completed more than 500 add-on acquisitions representing an aggregate enterprise value at acquisition of over $210 billion. THL invests in automation companies through its flagship private equity fund and a dedicated automation fund. For more information, please visit www.thl.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about the certainty and/or timing of completion of the pending sale of our semiconductor automation business to THL, our ability to invest the expected cash proceeds from the sale, and the anticipated growth prospects of our life sciences business. Factors that could cause results to differ from our expectations include unexpected delays in obtaining regulatory approvals or satisfaction of other customary closing conditions; a lack of available strategic acquisitions to support life sciences growth; continued impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

INVESTOR CONTACTS:

Sara Silverman

Director, Investor Relations
Brooks Automation
978.262.2635
sara.silverman@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.2400

sherry.dinsmore@brooks.com